                                                                    EXHIBIT 4.1


                               WARRANT AGREEMENT

                                                                    May __, 1998


Van Kasper & Company
600 California Street, Suite 1700
San Francisco, CA 94108

Ladies and Gentlemen:

         Flour City International, Inc., a Nevada corporation (the "Company"), hereby agrees, on the terms and subject to the conditions of this Warrant Agreement (the "Agreement"), to sell and deliver to Van Kasper & Company ("VKCO") individually and not as Representative of the underwriters referred to in the "Underwriting Agreement" (defined below), warrants to purchase a number of shares of the "Common Stock" (defined below) equal to 7.5% (seven and one-half percent) of the aggregate number of shares (excluding "Option Shares" (defined in the Underwriting Agreement)) of the Common Stock sold to the underwriters pursuant to the Underwriting Agreement. VKCO agrees, on the terms and subject to the conditions of this Agreement, to purchase such warrants from the Company.

         Each of the warrants will be exercisable by the "Holder" thereof (defined below), as to all or any lesser number of shares of the Common Stock covered by the Holder's warrants, at the "Exercise Price'" per share (defined below), at any time and from time to time beginning at 9:00 a.m., San Francisco time, on the day that begins one year after the Effective Date (defined below) and ending at 5:00 p.m., Los Angeles time, on the day that is five years after the Effective Date. The warrants shall be evidenced by instruments in the form of Exhibit A hereto (those instruments and all instruments issued after the date hereof in replacement thereof are referred to below as the "Warrants").

         The purchase price of the Warrants shall be $0.01 (one cent) for each share of Common Stock purchasable as of the Closing Time on exercise of the Warrants. The delivery of the Warrants and payment of the purchase price of the Warrants are to be made on the "Closing Date" (defined in the Underwriting Agreement), at the offices of VKCO at 600 California Street, Suite 1700, San Francisco, CA 94108, or such other time and place as may be agreed upon among the Company and VKCO (the date(s) of such purchase of the Warrants is referred to in this Agreement as the "Closing Time").

         1. Definitions. As used in this Agreement, the following terms, unless the context otherwise clearly requires, shall have for all purposes the following respective meanings, and capitalized terms used herein without definition shall have the meanings ascribed to them in the Underwriting
Agreement:

                 (a) The term "Common Stock" refers to the Common Stock, par value $0.0001 per share, of the Company, and all other shares of any class or classes (however designated) of the common equity of the Company, now or hereafter authorized, the holders of which by operation of law shall have the right, without limitation as to amount, either to all or to a part of the balance of current dividends and liquidating dividends and distributions after the payment of dividends and distributions on any shares entitled to preference and the holders of which ordinarily, in the absence of contingency, shall be entitled to vote for the election of the directors of the Company (even though the right so to vote has been suspended by the occurrence of such a contingency), other than those directors of the Company (constituting a portion of the Board of Directors) who, pursuant to the Certificate of Incorporation or other charter documents of the Company, are then to be elected by a designated class or series of the capital stock of the Company.

                 (b) "Convertible Securities" shall mean any indebtedness, shares of stock or other rights granted by the Company (other than Options) convertible into or exchangeable for Common Stock.

                 (c) "Effective Date" shall mean the date on which the Securities and Exchange Commission shall have declared the Registration Statement effective.

                 (d) The term "Exercise Price" refers to the per share purchase price of the Warrant Shares subject to this Warrant Agreement. The
Exercise Price shall initially be [        ] per share (120% of the initial per
share price to the public of the shares of Common Stock sold pursuant to the Underwriting Agreement), subject to adjustment as provided in Section 6 below.

                 (e) The term "Holder," when used with respect to the Warrants or the Warrant Shares, means the person registered on the books and records of the Company as being the holder of record of the Warrants or the Warrant Shares, as the case may be, and, so long as VKCO holds of record any Warrants or Warrant Shares, it shall be included in the definition of "Holder," and any action to be taken or approval to be given by the Holders shall, unless otherwise provided in this Agreement, require the action by, or approval of, the Holder or Holders of at least that number of Warrants and Warrant Shares which in the aggregate shall constitute a majority of all Warrant Shares issued or issuable under this Agreement.

                 (f) "Options" shall mean any warrants, options or, without limitation, other rights granted by the Company to purchase Common Stock or Convertible Securities.

                 (g) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, whether pursuant to Section 6 below or otherwise.

                 (h) The term "Prospectus" refers to the prospectus which is part of the Company's Registration Statement on Form S-1 in the form first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the applicable rules and




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
regulations (the "Rules and Regulations") of the Commission under the Securities Act of 1933, as amended (the "Act").

                 (i) The term "Registration Statement" refers to the Company's Registration Statement on Form S-1 (No. 333-43793), as amended, when it first became effective under the Act.

                 (j) The term "Warrant Shares" refers to the shares of Common Stock (or Other Securities) issued or issuable upon the exercise, in whole or in part, of any of the Warrants.

         2.1 Representations and Warranties. The Company represents and warrants to VKCO as follows:

                 (a) Corporate Action. The Company has all requisite power and authority, and has taken all necessary action, to enter into and perform all of its obligations under this Agreement, to issue and deliver the Warrants and to authorize and reserve for issuance, and upon payment from time to time of the Exercise Price in accordance with the terms of this Agreement, to issue and deliver the Warrant Shares; and this Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws or equitable principles now or hereafter in effect relating to or affecting creditors' rights generally (collectively, the "Recognized Defenses") and (ii) insofar as the indemnification and contribution provisions hereof may be limited under federal and state securities laws and the public policies underlying such laws.

                 (b) Outstanding Common Stock. The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable and free of preemptive rights. The Warrant Shares (i) are duly authorized by the Company's Certificate of Incorporation, (ii) have been duly and validly authorized to be issued and adequately reserved by the Board of Directors of the Company, (iii) will, when issued and delivered to the Holders pursuant to this Agreement, be duly and validly issued, fully paid and non-assessable and free and clear of all liens, charges, encumbrances or rights of others except for those which may be created by the Holder, and (iv) and have been approved for listing, upon official notice of issuance, on the Nasdaq National Market. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive or similar rights to subscribe for or purchase Warrant Shares or other shares of capital stock of the Company and, except as otherwise set forth or incorporated by reference in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of the Company.

                 (c) No Violation. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or compliance with the terms and provisions of this Agreement will
(i) conflict with or constitute a breach of, or a default (or





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
default with notice, the passage of time or otherwise) under any bond, debenture, note or other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their respective property or assets is subject, (ii) result in the imposition of a lien on any properties of the Company or any of its subsidiaries or an acceleration of indebtedness of the Company or any of its subsidiaries or (iii) result in a violation of any law, administrative regulation or order of any court or governmental agency or authority applicable to the Company or any of its subsidiaries or to any of their respective properties or assets. No consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body is required for the valid issuance and sale of the Warrant Shares to VKCO or the other transactions contemplated by this Agreement, except for registration under the federal securities laws and for permits and similar authorizations required under state blue sky laws or similar laws.

                 (d) Underwriting Agreement. All representations and warranties made by the Company in Section 1 of the Underwriting Agreement, dated May __, 1998, by and among the Company and VKCO, as Representative of the several underwriters named therein (the "Underwriting Agreement"), are and will be at and as of the Closing Time true and correct and are hereby incorporated by reference into this Agreement as if such representations and warranties were set forth in full herein.

         2.2 Representations and Warranties of VKCO. VKCO represents and warrants to the Company that it has all requisite corporate power and corporate authority, and has taken all necessary corporate action, to enter into and perform all of its obligations under this Agreement and that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, except (i) as such enforceability may be subject to or limited by the Recognized Defenses and (ii) insofar as the indemnification and contribution provisions hereof may be limited under federal and state securities laws and the public policies underlying such laws.

         3.      Compliance with the Act.

                 (a) Transferability of Warrants. Until May __, 1999, VKCO agrees that the Warrants may not be transferred, sold, assigned or hypothecated except: (i) to its successors in a merger or consolidation or other business combination; (ii) to purchasers of all or substantially all of its assets; (iii) to any officers of VKCO; (iv) by operation of law; or (v) as permitted below in this Section 3. VKCO further agrees that the Company shall have no obligation to effect any transfer of the Warrants during the time period referred to above, unless the transferee, purchaser, assignee or pledgee, as the case may be, has executed an agreement obligating the transferee to comply with all terms and conditions of this Warrant Agreement applicable to the transferor.




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
                 (b)      Transferability of Warrant Shares.

                          (i)     Except as otherwise provided in this Section
3(b), each certificate for Warrant Shares initially issued upon the exercise of any Warrants shall be stamped or otherwise imprinted with a legend in substantially the following form:

                          "The Shares represented by this certificate are
                 subject to the conditions specified in a Warrant Agreement, dated May __, 1998, among the Company and Van Kasper & Company. Except to the extent permitted by the Warrant Agreement, no transfer, sale, pledge, hypothecation, encumbrance or other disposition of the shares represented by this certificate shall be valid or effective until registered under the Securities Act of 1933, as amended (or, if applicable, a successor law thereto) or the Company has been presented with satisfactory evidence that such shares will be transferred in a transaction exempt from such registration and until any applicable conditions contained in the Warrant Agreement have been fulfilled. A copy of the Warrant Agreement is on file at the offices of Flour City International, Inc. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Warrant Agreement."

                         (ii)     Each certificate evidencing Warrant Shares
issued upon any transfer, sale, pledge, assignment, hypothecation or other disposition of any Warrant Shares shall bear the restrictive legend set forth in Section 3(b)(i), unless in the opinion of counsel to such Holder reasonably satisfactory to the Company such legend is not required in order to ensure compliance with the Act.

                        (iii) Notwithstanding the foregoing provisions of this Section 3(b), the restrictions imposed by subsections (i) and (ii) of this Section upon the transferability of the Warrant Shares and the legend requirements of Section 3(b)(i) shall terminate as to any particular Warrant Shares (A) when and so long as the transfer, sale, pledge, hypothecation, encumbrance or other disposition thereof, shall have been registered under the Act or (B) when the Holder or Holders of any Warrants or Warrant Shares has delivered to the Company the written opinion of counsel to such Holder or Holders, which shall be reasonably satisfactory to the Company, stating that such legend is not required in order to ensure compliance with the Act. Whenever the restrictions imposed by this Section shall terminate as to any Warrant Shares, as provided above, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Warrant Shares not bearing the restrictive legend set forth in Section 3(b)(i).

                 (c) Demand Registration. At any time after the day that begins one year after the Effective Date and on or before the end of the day that is five years after the Effective Date, upon written, or telegraphic or telephonic notice followed as soon as practicable by written confirmation thereof, from any Holder or Holders (the "Requesting Holders") of that number of Warrants and/or Warrant Shares which in the aggregate shall constitute a majority of all Warrant





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

Shares issued or issuable under this Agreement (excluding Warrant Shares which have been previously sold, transferred or otherwise disposed of in a registered public offering, pursuant to Rule 144 under the Act, as such rule may be amended from time to time, or pursuant to Regulation S under the Act, as such Regulation may be amended from time to time, or which in the opinion of both counsel to the Company and counsel to the Requesting Holders may otherwise then be publicly sold without registration under the Act), that such Holder or Holders request the registration under the Act of any of the Warrant Shares, the Company shall (i) immediately give notice to the other Holders and afford them the opportunity to participate in the registration statement and (ii) as promptly as possible after the receipt of such notice from the Requesting Holders, but in any event within 60 days of the receipt of such notice, and solely at its cost and expense, file a registration statement with respect to the offering and sale or other disposition of the Warrant Shares with respect to which it shall have received such notice. Such registration statement may, if the Company satisfies the applicable requirements, be made on Form S-3. If a registration requested pursuant to this Section 3(c) is an underwritten registration, the Company and other holders of securities of the Company may include securities in such registration without the written consent of the Holders of the Warrant Shares for which registration has been requested pursuant to this Section 3(c) if, but only if, the managing underwriters of such registration advise the participating Holders of Warrant Shares in writing that in their opinion such inclusion will not materially affect the successful marketing of the Warrant Shares. The Holders shall not be deemed to have effected a demand registration pursuant to this Section 3(c) unless and until the registration statement is declared effective. The Company shall be obligated to file only one registration statement pursuant to this Section 3(c) which becomes effective, whether or not the registration statement at the time it becomes effective covers all or a portion of the Warrant Shares.

                 (d) Piggyback Registration. If, at any time during the period commencing on the day that begins one year from the Effective Date and ending at the end of the day that is six years after the Effective Date, the Company shall propose to register any shares of Common Stock or Other Securities (but excluding any shares or securities being registered pursuant to Form S-8 or Form S-4 or any successor form to either of them), the Company shall (i) give each Holder written notice, or telecopy and telephonic notice followed as soon as practicable by written confirmation thereof, of such proposed registration at least 20 business days prior to the filing of such registration statement and (ii) upon written notice, or telecopy or telephonic notice followed as soon as practicable by written confirmation thereof, given to the Company by any Holder within 15 days after the giving of such written confirmation or written notice by the Company, the Company shall include or cause to be included in any such registration statement all or such portion of the Warrant Shares as such Holder may request; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of the Common Stock or Other Securities originally proposed to be registered; and provided, further, that in connection with any registered public offering involving an underwriting, the managing underwriter may (if in its reasonable opinion marketing factors so require) limit the number of securities (including any Warrants or Warrant Shares) included in such offering (other than securities of the Company). In the event of any such limitation, the total number of Warrant Shares to be offered for the account of the Holders participating in the registration shall be reduced pro rata in




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
proportion to the respective number of shares requested to be included therein to the extent necessary to reduce the total number of shares proposed to be registered to the number of shares recommended by the managing underwriter; provided, however, that if the amount or kind of securities to be offered for the accounts of Holders shall be reduced in accordance with this sentence, the Company shall not be permitted to include securities of any persons (other than the Company) unless the Holders are permitted to participate on a pro rata basis with other selling securityholders.

                 (e) Company's Obligations in Registration. If any Holder timely elects to participate in an offering by including Warrant Shares in a registration statement pursuant to Section 3(c) or (d) above, the Company shall use its best efforts to effect such registration to permit the sale of Warrant Shares in accordance with the intended method or methods of disposition thereof and, without limitation, pursuant thereto the Company shall:

                          (i)     notify the Holders as to the filing of the
registration statement and of all amendments or supplements thereto filed prior to the effective date thereof;

                         (ii)     use its best efforts to cause any
registration statement filed under the Act pursuant to Section 3(c) or (d) above to become effective at the earliest possible date after the filing thereof and to comply with all applicable rules and regulations of the Commission in connection therewith; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents which would be incorporated or deemed to be incorporated by reference in the registration statement after the initial filing of any registration statement, the Company will furnish to the Holders, their respective counsel and the underwriters, if any, to be engaged in connection with the offering and sale by the Company (for purposes of this Section 3(e) and Section 3(f), the "Underwriters"), copies of all such documents proposed to be filed, which documents will be subject to the review of the Holders, their respective counsel and the Underwriters, and the Company will not file any registration statement, or amendment thereto, or any prospectus or any supplement thereto relating in whole or in part to the Holders' Warrant Shares (including such documents incorporated or deemed to be incorporated by reference) to which the Holders or the Underwriters, if any, shall reasonably object;

                        (iii) notify the Holders immediately, and confirm the notice in writing, (1) when the registration statement or any post-effective amendment thereto becomes effective, (2) when a prospectus or prospectus supplement or post-effective amendment has been filed, (3) of any request by the Commission for amendments, supplements or additional information related to a registration statement or prospectus or otherwise, (4) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose known to the Company, (5) of the receipt by the Company of any notification with respect to the suspension of qualification of the Warrant Shares for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose known to the Company, (6) of the receipt of any comments from the Commission or any state regulatory authority, (7) of the happening of any event which requires the making of any changes in a registration statement or the related prospectus or any prospectus supplement so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (8) of the determination of the Company that a post-effective amendment to a registration statement would be necessary or appropriate;

                         (iv)     make every reasonable effort to obtain the
withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Warrant Shares for sale in any jurisdiction, at the earliest possible moment;

                          (v)     if reasonably requested by the Underwriters,
if any, or the Holders, immediately incorporate in a prospectus supplement or post-effective amendment such information as the Holders and the Underwriters, if any, agree should be included therein relating to the sale and distribution of the Warrant Shares, including, without limitation, information with respect to the number of Warrant Shares being sold to such Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the underwritten offering of the Warrant Shares to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or amend any registration statement if reasonably requested by the Holders or any Underwriter of Warrant Shares covered by such Warrant Shares;

                         (vi)     furnish to each of the Holders whose Warrant
Shares have been included therein, their respective counsel and each Underwriter, if any, without charge, at least one manually executed copy of any registration statement (including all amendments thereto) and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                        (vii) during the time when a prospectus is required to be delivered under the Act in connection with the distribution of the Warrant Shares, comply so far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations promulgated by the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Warrant Shares. If at any time when a prospectus relating to the Warrant Shares is required to be delivered under the Act any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Holders, the prospectus relating to the Warrant Shares as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend such prospectus to comply with the Act, the Company will use its best efforts promptly to prepare and file with the Commission an appropriate amendment or supplement in form and substance reasonably satisfactory to the Holders;

                       (viii) make generally available to its security holders as soon as practicable, but not later than 15 months following the effective date (and each other deemed effective date) of such registration statement, an earnings statement or statements of the Company and any subsidiaries it may then have covering a period of at least 12 months beginning after the effective date of the registration statement (but in no event commencing later than 90 days after such date), which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder;

                         (ix)     prepare and promptly file with the Commission
such amendments and post-effective amendments to each registration statement as may be necessary to keep such registration statement continuously effective for a period of nine months; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be timely filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all Warrant Shares covered by such registration statement during the applicable period in accordance with the intended methods of disposition as set forth in such registration statement or supplement to such prospectus; and in these regards the Company shall not be deemed to have used its best efforts to keep a registration statement effective during the applicable period if it unreasonably takes any action that would result in any Holder whose Warrant Shares have been included therein not being able to sell such Warrant Shares at any time during such period or for more than 30 days, whether or not consecutive, in such period;

                          (x)     deliver to each of the Holders, their
respective counsel and the Underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and the Company consents to the use of any such prospectus or any amendment or supplement thereto by the Holders and each of the Underwriters, if any, in connection with the offering and sale of the Warrant Shares covered by such prospectus or any amendment or supplement thereto;

                         (xi)     prior to any public offering of Warrant
Shares, register or qualify or cooperate with the Holders, the Underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Warrant Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Holders or any Underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period the applicable registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Warrant Shares covered by the applicable registration statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                        (xii)     cooperate with the Holders and the
Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Warrant Shares to be sold, which certificates shall not bear any restrictive legends; and enable such Warrant Shares to





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
be in such denominations and registered in such names as the Underwriters may request at least two business days prior to any sale of Warrant Shares to the Underwriters;

                       (xiii) use its best efforts to cause the Warrant Shares covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders and the Underwriters, if any, to consummate the disposition of such Warrant Shares;

                        (xiv) enter into such agreements in form and substance reasonably acceptable to the Company and its counsel (including an underwriting agreement) and take all such other actions in connection therewith as may be necessary to expedite or facilitate the disposition of such Warrant Shares and, in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (1) make such representations and warranties to the Holders with respect to the business of the Company and any subsidiaries it may then have, the registration statement, the prospectus (and, if applicable, prospectus supplement) and documents, if any, incorporated or deemed to be incorporated by reference in the registration statement (and, if applicable, prospectus supplement), in each case in such form, substance and scope as are reasonably requested by the Holders and confirm the same if and when requested; (2) obtain opinions of counsel to the Company and updates thereof addressed to the Holders with respect to the matters referred to in the preceding clause (1) in such form, scope and substance as are reasonably requested by the Holders; (3) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain
(a) opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Underwriters) addressed to the Underwriters covering the matters customarily covered in opinions requested by underwriters in underwritten offerings and such other matters as may be reasonably requested by the Underwriters and (b) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holders) addressed to the Holders covering matters reasonably requested by the Holders (whether or not such matters are different from, or in addition to, the matters described in subclause (a) of this subsection (xiv)(3); (4) obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is or is required to be included in the registration statement), addressed to the Holders and each of the Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to underwriters in connection with underwritten offerings; (5) if an underwriting agreement is entered into, the same shall set forth in full the indemnification and contribution provisions and procedures of Section 3(f) hereof (or such other indemnification and contribution provisions as shall be acceptable to the Holders and the Underwriters of such underwritten offering) with respect to all parties to be indemnified pursuant to said section; and (6) the Company shall deliver such documents and certificates as may be requested by the Holders and the Underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. Each of the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                         (xv)     make available for inspection by a
representative of the Holders or any Underwriter participating in any disposition pursuant to such registration statement and any attorney or accountant retained by the Holders or such Underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors and employees of and independent accountants and attorneys for the Company and its subsidiaries personally to meet with and to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with any registration of Warrant Shares; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless (i) disclosure of such records, information or documents is required by court or administrative order, (ii) disclosure of such records, information or document is, in the opinion of counsel to the Holders or to any Underwriter, required pursuant to the requirements of the Act or (iii) such records, information or documents are otherwise publicly available;

                        (xvi) pay all costs and expenses incident to the performance of the Company's obligations under Sections 3(c) and (d) above and under this Section 3(e) (collectively "Registration Expenses"), including without limitation the fees and disbursements of the Company's auditors, legal counsel, any special legal counsel (including one legal counsel for the Holders) and legal counsel (including, if applicable, legal counsel to the Underwriters) responsible for qualifying the Warrant Shares under state securities or blue sky laws, all filing fees and printing expenses, all expenses in connection with the transfer and delivery of the Warrant Shares, all expenses in connection with the qualification or registration of the Warrant Shares under applicable state securities or blue sky laws of such states as are designated by the Holders (or obtaining exemptions from such qualification or registration under state securities or blue sky laws) and, if applicable, the fee of the National Association of Securities Dealers, Inc. in connection with its review; provided, that in no event shall Registration Expenses include any underwriting discounts, commissions or fees or the fees of more than one counsel retained by the Holders or the fees, except with respect to such state securities blue sky matters, of legal counsel retained by the Underwriters in connection with the sale of Warrant Shares pursuant to Section 3(c) or 3(d) above; and

                       (xvii) in connection with the filing of a registration statement pursuant to Section 3(c) or (d) above, use its best efforts to obtain indemnification of the Holders by the Underwriter to the same extent said Underwriter provides indemnification to the Company.

         As used in this Section 3(e), the term "Holders" refers only to those Holders who have timely elected to sell Warrants Shares in an offering.

                 (f)      Indemnification.

                          (i)     The Company shall indemnify and hold harmless
VKCO, the Holders and any underwriter (as defined in the Act) for VKCO and/or the Holders, and each person, if any, who respectively controls (within the meaning of Section 15 of the Act) VKCO or any of the Holders or such underwriter against any losses, claims, damages, liabilities (or actions in respect thereof) and expenses whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), joint or several, to which VKCO the Holders or such underwriter or such controlling person becomes subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statute, law or regulation, at common law or otherwise, specifically including but not limited to losses, claims, damages or liabilities (or actions in respect thereof) or expenses related to negligence on the part of any such indemnified party, insofar as any such loss, claim, damage, liability or expense (or actions in respect thereof) (1) arises out of or is based upon any breach of any representation, warranty or covenant of the Company in this Agreement or upon any untrue statement or alleged untrue statement of any material fact contained in (A) Section 2 of this Agreement, (B) any registration statement covering the Warrant Shares as originally filed or in any amendment thereof, in the prospectus contained therein or in an amendment or supplement thereto or (C) in any application or other document, or any amendment or supplement thereto (in this Section collectively called "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify or register the Warrant Shares under the securities or blue sky laws thereof (or to obtain exemptions from such qualifications or registration requirements) or filed with the Commission or any securities association or securities exchange, or (2) arises out of or is based upon the omission or alleged omission to state in any of the documents described in subclauses (1)(A), (B) or (C) above, a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified person, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be obligated to indemnify in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information furnished to the Company by the indemnified person specifically for use therein. The Company will not, without the prior written consent of VKCO settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not VKCO is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes, without payment by VKCO, an unconditional release of all indemnified parties from all liability arising out of such claim, action, suit or proceeding, satisfactory in form and substance to VKCO.

                         (ii)     Any Holder that includes all or a part of
such Holder's Warrant Shares in a registration statement pursuant to Sections 3(c) or (d) above agrees to indemnify and hold harmless the Company and each of its directors and officers who have signed any such registration statement, any other Holder of Warrant Shares included in such registration statement and any underwriter (as defined in the Act) for the Company or the Holders of Warrant

Shares, and each person, if any, who controls (within the meaning of Section 15 of the Act) the Company or such underwriter to the same extent as the indemnity by the Company in Section 3(f)(i), but only with respect to any untrue statement or alleged untrue statement or omission or alleged omission, if any, made in such registration statement, or any amendment or supplement thereto, or in any application in reliance upon, and in conformity with, written information furnished by the indemnifying Holder to the Company or such controlling person expressly for use in the registration statement, or any amendment or supplement thereto, or any such application, as the case may be. If any action shall be brought in respect of which indemnity may be sought against any of the Holders, such Holder(s) shall have the rights and duties given to the indemnifying party, and the persons so indemnified shall have the rights and duties given to the indemnified party, by the provisions of Section 3(f)(iii) below;

                        (iii) If any action is brought against a person in respect of which indemnity may be sought hereunder against an indemnifying party, such person shall promptly notify the indemnifying party in writing of the institution of such action (but the failure to so notify shall not affect the indemnification and other rights provided for herein except to the extent, if any, that the indemnifying party is prejudiced by the failure to so give or timely give such notice) and the indemnifying party shall assume the defense of the action, including the employment of counsel satisfactory to the indemnified person and payment as incurred of all fees and expenses related thereto. The indemnified person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless (1) the employment of such counsel and the payment of fees and expenses thereof shall have been authorized in writing by the indemnifying party in connection with the defense of the action, (2) the indemnifying party shall have failed promptly after notice by such indemnified person to assume the defense of such action or proceeding and to employ counsel satisfactory to the indemnified person in any such action or proceeding or (3) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified person and the indemnifying party, and such indemnified person shall have been advised by counsel that there may be legal defenses or rights available to such indemnified person which are different from or additional to those available to the indemnifying party (in which case, if such indemnified person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified person. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent. The indemnity agreements contained in this Section shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified person and shall survive any termination of this Agreement. The indemnifying party agrees promptly to notify the indemnified party of the commencement of any litigation or proceedings against the indemnifying party or any of its officers or directors in connection with any registration statement referred to in
Section 3(c) or (d) above.

                         (iv)     If the indemnification provided for in items
(i), (ii) and (iii) of this Section 3(f) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable, by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations Set forth in subparagraph (iii) of this
Section 3(f), any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subparagraph (iv) of this Section 3(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable and other considerations referred to in this paragraph. If the full amount of the contribution specified in this subparagraph (iv) of this Section 3(f) is not permitted by law, then such indemnified person shall be entitled to contribution from the indemnifying party to the full extent permitted by law. Notwithstanding the provisions of this Section 3(f)(iv), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Warrant Shares of such Holder were sold to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. No party found guilty of fraudulent misrepresentation (within the meaning of Section 1 l(f) of the Act) shall be entitled to contribution from any party who was not found guilty of such fraudulent misrepresentation.

                          (v)     Whenever any indemnifying or contributing
party is requested by the indemnified party or the party entitled to contribution to make a payment pursuant to the forgoing provisions of this
Section 3(f), such payment will be made within five business days after the request and, if not so paid, the amount due will thereafter bear interest at ten percent per annum, compounded annually (but not in excess of the maximum amount permitted by law).

         4.      Exercise of Warrants.

                 (a) Exercise of Warrants. The Warrants may be exercised from time to time and in full or in part by the Holder thereof by surrender of the Warrants, with the Election to Purchase attached thereto duly executed by such Holder, to the Company at its offices at 915 Riverview Drive, Suite One, Johnson City, Tennessee 37601, or at such other office or agency as the Company may from time to time designate in writing to each Holder, accompanied by payment, in cash or by cashier's check payable to the order of the Company or as provided in Section 4(c), in the amount obtained by multiplying the number of Warrant Shares designated by the Holder in the Election to Purchase by the Exercise Price per share. Exercise of any Warrant shall constitute an acknowledgment by the purchasing Holder that it will not dispose of the Warrant Shares acquired upon such exercise except in compliance with Section 3(b) hereof and the Act. Upon any partial exercise of the Warrants, the Company at its expense will forthwith issue and deliver to the purchasing Holder a new Warrant, in the name of such Holder and for the number of Warrant Shares equal to the number of shares called for by the surrendered Warrant (after giving effect to any adjustment therein as provided in Section 6 below) minus the number of such Warrant Shares (after giving effect to such adjustment) purchased by the Holder pursuant to such exercise.

                 (b) Company to Reaffirm Obligations. On the date of any exercise of any Warrants (except that if, on that date, the stock transfer books of the Company are closed, in which case on the next succeeding date on which such stock transfer books are open) the Holder exercising the same shall be deemed to have become, and thereafter shall be considered, a holder of record of the shares of Common Stock purchased upon such exercise for all purposes. Holders of Warrants shall have no rights of share ownership until they exercise their Warrants. The Company will, at the time of any exercise of any Warrant, upon the request of the Holder thereof, acknowledge in writing its continuing obligation to afford to that Holder any rights (including without limitation any right to registration of the Warrant Shares issued upon such exercise) to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Agreement; provided, however, that if the Holder of a Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford those rights to the Holder.

                 (c) Net Exercise of Warrants. Notwithstanding anything to the contrary contained in this Section 4, any Holder may elect to exercise any Warrant in whole or in part by receiving shares of Common Stock equal to the value (determined below) of the Warrant (or any part hereof), upon surrender of the Warrant (or any part thereof) at the office or agency described in Section 4(a) above, together with notice of such election, specifying the part of the Warrant so surrendered, in which event the Company shall issue and deliver to the Holder a number of shares of Common Stock determined using the following formula:

                                  (Y) (A-B)
                 X        =       ---------
                                      A
         where

                 X        =       the number of shares of Common Stock to be
                                  issued to the Holder;

                 Y        =       the number of shares of Common Stock
                                  purchasable under the Warrant, or portion of the Warrant, surrendered;

                 A        =       the Current Market Price per share of the
                                  Common Stock, determined pursuant to Section
                                  6(d) of this Agreement; and

                 B        =       the then current Exercise Price per share of
                                  Common Stock.


         5. Delivery of Stock Certificates, etc., on Exercise: No Fractional Shares.

                 (a) Stock Certificates, Etc. As soon as practicable after the exercise of any Warrants and in any event within five business days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the purchasing Holder a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which such Holder shall be entitled upon such exercise, together with any Other Securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 6 of this Agreement or otherwise.

                 (b) No Fractional Shares. The Company will not issue a fractional share of Common Stock upon exercise of a Warrant. Rather, if a fractional share would otherwise be issued, the Company will instead issue a number of whole shares equal to the next lowest number of whole shares and shall pay to the exercising Holder an amount in cash equal to amount obtained by multiplying (x) the fractional shares not issued by (y) the Current Market Price (as defined in Section 6(d)) per share of the Common Stock on the last trading day prior to the exercise date.
                                        .
         6. Anti-dilution Provisions. The Warrants are subject to the following additional terms and conditions:

                 (a) Adjustment for Change in Capital Stock. If, after the date of this Agreement, the Company:

                          (1) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock (including Common Stock);

                          (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                          (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

                          (4) issues by reclassification of its Common Stock any shares of its capital stock or Other Securities (including without limitation any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity);

then the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination or reclassification shall be adjusted so that the Exercise Price shall be equal to the price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, the numerator of which shall be (x) the total number of outstanding shares of Common Stock of the Company immediately prior to such event and the denominator of which shall be (y) the total number of outstanding shares of Common Stock of the Company immediately after such event and, as so adjusted or readjusted, the Exercise Price shall remain in effect until a further adjustment or readjustment is required by this Section 6(b).

         Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this Section 6(a), the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such event by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price as adjusted.

         These adjustments referred to in the preceding paragraph shall become effective on (x) in the case of a dividend or distribution, the earlier of the record date thereof or the distribution date thereof and (y) in the case of a subdivision, combination or reclassification, the earlier of the record date thereof or the effective date thereof.

                 (b) Adjustments For Other Distributions. If, after the date of this Agreement, the holders of Common Stock generally shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive (i) securities other than capital stock, (ii) evidences of its indebtedness, (iii) assets (other than cash dividends or distributions), or (iv) rights, options, warrants or convertible or exchangeable securities (other than Convertible Securities or Options) containing the right to subscribe for or purchase securities of the Company, then and in each such case the Holder of each Warrant, upon the exercise thereof as provided in Section 4 above, shall be entitled to receive, in addition to the Warrant Shares otherwise receivable on such exercise, the amount of securities, indebtedness, assets (other than cash in the case referred to in subdivision (iii) of this Section 6(b)) and such rights, options, warrants or convertible or exchangeable securities which such Holder would hold on the date of such exercise if on the date of this Agreement such Holder had been the holder of record of the number of shares of Common Stock called for by the Warrants held by such Holder and had thereafter, during the period from the date of this Agreement to and including the date of such exercise, retained such shares, giving effect to all adjustments called for during such period by this Section 6.

                 (c)      Adjustments For Sale or Other Issuance of Common
Stock.

                          (i)     If at any time prior to the exercise of the
Warrants in full, the Company shall issue or sell any Common Stock without consideration or for consideration per share less than the Current Market Price per share (as defined in Section 6(d)) on the date of such issuance or sale (which shall be deemed for all purposes of this Section 6(c), in the case of Common Stock issued as all or part of the consideration for an acquisition, to be the same as the date the definitive agreement for such acquisition is entered into), the Exercise Price shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such sale or issuance (which date in the event of distribution to shareholders shall be deemed to be the record date set by the Company to determine shareholders entitled to participate in such distribution) by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding on the date of such sale or issuance, plus (ii) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale would purchase at such Current Market Price per share of the Common Stock and the denominator of which shall be (i) the number of shares of Common Stock outstanding on the date of such issuance or sale, plus (ii) the number of additional shares of Common Stock offered for purchase. Any adjustments required by this Section 6(c) shall be made immediately after such issuance or sale or record date, as the case may be. Such adjustments shall be made successively whenever the event shall occur.

                         (ii)     For the purpose of making any adjustment in
the Exercise Price, or number of shares of Common Stock purchasable upon exercise of the Warrants, as provided above and in Section 6(c)(vii) below, the consideration received by the Company for any issue or sale of securities shall:

                                  (A)      To the extent it consists of cash,
be computed as the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale and before deduction of any other expenses payable in connection therewith.

                                  (B)      In case of the issuance (otherwise
than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or a consideration a part of which is other than cash, then for purposes of this Section 6(c) the fair value of such consideration as determined by the Board of Directors of the Company in the good faith exercise of its business judgment, regardless of the accounting treatment thereof, shall be deemed to be the value of the consideration other than cash received by the Company for such securities.

                        (iii) Options and Convertible Securities. If the Company in any manner issues or grants any Options or any Convertible Securities -- but only to the extent (i) such Options are exercisable at less than the Current Market Price at the date of issue of such Options or (ii) the amount paid for such Convertible Securities per share plus any additional amount payable per share upon conversion thereof is less than the Current Market Price per share at the date of issue of the Convertible Securities -- the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this Section 6(c) and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the other provisions of this Section 6(c), no further adjustment of the Exercise Price shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

                         (iv)     Change in Option Price or Conversion Rate.
If the purchase price provided for in any option referred to in Section 6(c)(iii), or the rate or price at which any Convertible Securities referred to in Section 6(c)(iii) are convertible into or exchangeable for shares of Common Stock, shall change at any time (other than under or by reason of conventional provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted --but only to the extent such change does not result in either the per share Option exercise price or the amount per share payable for such Convertible Securities plus the amount payable per share on the conversion of such Convertible Securities to be greater than the lesser of the Current Market Price per share at the time such Options or Convertible Securities were issued, as referred to in Section 6(c)(iii), or the Current Market Price at the effective date of such change -- to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities then still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any such Option, or the additional consideration (if any) payable upon the conversion or exchange of any such Convertible Securities, or the rate or price at which any such Convertible Securities are convertible into or exchangeable for shares of Common Stock shall be changed at any time under or by reason of conventional provisions designed to protect against dilution, then in case of, but only to the extent of, the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Exercise Price then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted --but only to the extent such change does not result in either the per share Option exercise price or the amount per share payable for such Convertible Securities plus the amount payable per share on the conversion of such Convertible Securities to be greater than the Current Market Price per share at the time such Options or Convertible Securities were issued, as referred to in Section 6(c)(iii) -- to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made based only upon the issuance of the shares of Common Stock for the consideration actually received for such Option or Convertible Security and such Common Stock.

                          (v)     Expiration of Option or Conversion Rights.
In the event of the termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the Exercise Price shall, upon such termination, be changed to the Exercise Price that would have been in effect at the time of such expiration had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration, never been issued. As used in this Section 6(c)(v), the word "expiration" includes a termination, without payment of consideration by the Company, of a right to purchase, convert or exchange.

                         (vi)     Excluded Events.  Notwithstanding anything in
this Section 6 to the contrary, the Exercise Price shall not be adjusted by virtue of (i) the Warrants or the existence or exercise of any Options of the Company outstanding on the date hereof and disclosed in the Prospectus or (ii) the issuance or sale of, or the grant of Options to purchase, Common Stock to employees, directors, or officers of the Company or its subsidiaries, or to other persons who do not beneficially own more than one percent of the Common Stock (assuming for this purpose that all Options then held by the person, including new options then being granted, but no other Option or Convertible Securities, have then been exercised in full) and are not the children of such a one percent or greater shareholder or the spouses of such children, pursuant to stock option plans currently existing or hereafter approved by the Board of Directors of the Company, provided that the exercise price is no less than the lower of fair market value at the time of grant (as determined in accordance with the applicable stock option plan) or the Current Market Price at the time of grant (all as determined in accordance with this Section 6(c)).

                        (vii) Adjustment in Number of Warrant Shares. Whenever the Exercise Price payable upon exercise of a Warrant is adjusted pursuant to this Section 6(c), the Warrant Shares issuable on exercise of the Warrant shall simultaneously be adjusted by multiplying the number of the Warrant Shares issuable upon exercise of the Warrant immediately prior to such event by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

                 (d) Current Market Price. For the purpose of any computation under Section 6, the "Current Market Price" per share of Common Stock at any date shall be the average of the daily closing prices for the 15 consecutive trading days commencing 20 trading days before such date. The closing price for each day shall be the last reported sale price, regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the Nasdaq National Market ("NNM"), or if the shares are otherwise securities for which transaction reports are required to be made on a real-time basis pursuant to an effective transaction reporting plan under Rule 11a3-1 of the Rules of the Commission under the Exchange Act, the last reported sales price or, if they are not listed or admitted to trade, and if last sale data is not then available from NNM, but are traded in the over-the-counter market, the average of the representative closing bid and asked quotations for the Common Stock on NNM or any comparable system, or if the Common Stock is not listed on NNM or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the independent members of the Board of Directors of the Company for that purpose.

                 (e) Minimum Adjustment. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares purchasable upon the exercise of each Warrant. No adjustment in the Exercise Price payable hereunder shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least $.01 per share. Any adjustments that by reason of this Section 6(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and, notwithstanding the foregoing, all adjustments so carried forward shall be made at the time of, and in connection with, each exercise of any of the Warrants. All calculations shall be made to the nearest one-thousandth of a share, or cent, as the case may be.

                 (f) Other Securities. If at any time, as a result of an adjustment made pursuant to this Section 6, the Holders shall become entitled to purchase any shares of capital stock or Other Securities of the Company other than shares of Common Stock, thereafter the number of such Other Securities so purchasable upon exercise of each Warrant and the Exercise Price for such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 6; and the provisions of Sections 3, 4, 5 and 7, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such Other Securities.

                 (g) Consolidations, Mergers and Other Transactions. In case of any consolidation of the Company with or merger of the Company into another corporation or entity or in case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation or entity, as the case may be, shall execute a binding agreement agreeing that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall not complete any such consolidation, merger, sale or conveyance unless the agreement referred to in the foregoing sentence is executed and delivered, is binding and the mailing thereof provided for in the next sentence is done at the time of such completion. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of and a copy of such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 6 and for other protections and rights (including without limitation registration rights) for the Holders as are as nearly equivalent as may be practical to those they have under this Warrant Agreement. The provisions of this Section 6 shall similarly apply to successive consolidations, mergers, sales or conveyances. Each Holder of Warrants shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or Other Securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

                 (h) Notice of Adjustments. Whenever the Exercise Price or the kind or amount of securities purchasable under the Warrants shall be adjusted pursuant to any of the provisions of this Warrant Agreement, the Company shall forthwith thereafter cause to be sent to VKCO and all other Holders a certificate setting forth the adjustments in the Exercise Price and the number of shares and, in addition, setting forth in detail the facts requiring such adjustments.

In addition, the Company at its expense shall within 90 days following the end of each of its fiscal years during the term of this Agreement and promptly upon the reasonable request of the Holders of at least ten percent of the Warrants in connection with the exercise from time to time of all or any portion of any Warrants, cause independent public accountants of nationally recognized standing selected by the Company to compute any such adjustment in accordance with the terms of the Warrants and prepare and deliver to the Holders a certificate setting forth such adjustment and showing in detail the facts upon which the adjustment is based.

                 (i) Notice of Certain Events. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any Other Securities or property, or to receive any other right or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other corporation or other entity or (iii) any voluntary or involuntary dissolution or liquidation of the Company, then and in each such event the Company will mail or cause to be mailed to each Holder and, in addition, on the same date as the earliest such mailing, telecopied and mailed to VKCO, a notice specifying the date upon which any such record date is to be taken for the purpose of such dividend, distribution or right, stating the amount and character of such dividend, distribution or right and the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 business days prior to the proposed record date therefor.

                 (j) Other Events Altering Exercise Price. Upon the occurrence of any event not specifically denominated in this Section 6 as altering the Exercise Price and the amount of Common Stock purchasable upon the exercise of the Warrants, if the reasonable exercise of the business judgment of the independent members of the Board of Directors of the Company (or, if none, the Board of Directors or the Company) requires, on equitable principles, the alteration of the Exercise Price favorable to Holders and/or corresponding adjustment favorable to Holders to the number of shares for which the Warrants are exercisable, the Exercise Price and such number of shares shall be equitably altered.

         7. Further Covenants of the Company. The Company hereby agrees as follows:

                 (a) Reservation of Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all Warrant Shares from time to time issuable upon the exercise of the Warrants.

                 (b) Title to Stock. All of the Warrant Shares delivered upon the exercise of the Warrants and payment of the Exercise Price (including for the purpose by a net exercise of

Warrants as permitted by Section 4(c)) shall be validly issued, fully paid and nonassessable; each Holder of a Warrant shall receive good and marketable title to the Warrant Shares, free and clear of all voting and other trust arrangements, liens, encumbrances, equities, preemptive rights and, without limitation, claims of any type whatsoever; and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

                 (c) Exchange of Warrants. Subject to Section 3(a) hereof, upon surrender for exchange of any Warrant to the Company, the Company at its expense will promptly issue and deliver to the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder, calling in the aggregate for the number of Warrant Shares called by the Warrants so surrendered.

                 (d) Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of Warrants and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement by the Warrant Holder reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender by the Holder and cancellation of such Warrants, the Company at its expense will execute and deliver, in lieu thereof, new Warrants of like tenor.

                 (e) Reporting by the Company. The Company agrees that, during the term of the Warrants, it will use its best efforts to keep current in the filing of all forms and other materials which it may be required to file with the appropriate regulatory authority pursuant to the Exchange Act and all other forms and reports required to be filed with any regulatory authority having jurisdiction over the Company. The Company will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Warrant Shares without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

         8. Other Holders. The Warrants are issued upon the following terms, to all of which each Holder or owner thereof by the taking thereof consents and agrees: (a) any person who shall become a transferee, within the limitations on transfer imposed by Section 3(a) hereof, of a Warrant properly endorsed, shall take such Warrant subject to the provisions of Sections 3(a) and 3(b) hereof and thereupon shall be authorized to represent that such transferee is the absolute owner thereof and, subject to the restrictions contained in this Warrant Agreement, shall be empowered to transfer absolute title by endorsement and delivery thereof to a permitted bona fide purchaser for value; and (b) each prior taker or owner waives and renounces all equities or rights in such Warrant in favor of each such permitted bona fide purchaser, and each such permitted bona fide purchaser shall acquire absolute title thereto and to all rights presented thereby; and (c) until such time as the respective Warrant is transferred on the books of the Company, the Company may treat the registered Holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

         9. General Provisions. All notices, certificates and other communications from or at the request of the Company to the Holder of any Warrant or Warrant Share as such shall be mailed by first class, registered or certified mail, postage prepaid to the Holder, with a copy to each of Van Kasper & Company, 600 California Street, Suite 1700, San Francisco, CA 94108, Attn.: President, or to such other address for itself as VKCO shall have furnished to the Company in writing. This Warrant Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. In addition and notwithstanding the foregoing, the provisions of
Section 3(c) and (d) and Section 6 hereof cannot be changed, waived, discharged or terminated in a manner adverse to the Holders without the written consent of one or more Holder or Holders who collectively own, of record, that number of Warrants and/or Warrant Shares which in the aggregate shall constitute two-thirds of all Warrant Shares issued or issuable under this Agreement (excluding Warrant Shares which have been previously sold, transferred or otherwise disposed of in a registered public offering, pursuant to Rule 144 under the Act, as such Rule may be amended from time to time, or pursuant to Regulation S, as such regulation may be amended from time to time). The headings in this Warrant Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Warrant Agreement, together with the forms of instruments annexed hereto, supersedes all prior negotiations and all prior written and prior and contemporaneous oral agreements, representations, warranties and inducements and constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         10. GOVERNING LAW. THIS WARRANT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, AND NOT THE LAW PERTAINING TO CHOICE OR CONFLICT OF LAWS, OF THE STATE OF CALIFORNIA.



                                        FLOUR CITY INTERNATIONAL, INC.


                                        By ___________________________________
                                                     Michael J. Russo
                                          President and Chief Executive Officer

         The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

VAN KASPER & COMPANY


By ___________________________________
             David H. Horwich
         Senior Vice President

                                   Exhibit A

                                FORM OF WARRANT

         THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS SPECIFIED IN A WARRANT AGREEMENT, DATED MAY ___, 1998, BETWEEN THE COMPANY AND VAN KASPER & COMPANY EXCEPT TO THE EXTENT PERMITTED BY THE WARRANT AGREEMENT, NO TRANSFER, SALE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION OF THESE WARRANTS OR THE SHARES OF COMMON STOCK OF THE COMPANY ACQUIRED ON EXERCISE OF THESE WARRANTS SHALL BE VALID OR EFFECTIVE UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (OR, IF APPLICABLE, A SUCCESSOR LAW THERETO) OR THE COMPANY HAS BEEN PRESENTED WITH SATISFACTORY EVIDENCE THAT THESE WARRANTS OR SUCH SHARES OF COMMON STOCK WILL BE TRANSFERRED IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION AND UNTIL ANY APPLICABLE CONDITIONS CONTAINED IN THE WARRANT AGREEMENT HAVE BEEN FULFILLED. A COPY OF THE WARRANT AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

No. V-1

             Warrant to Purchase up to _____ Shares of Common Stock
             EXERCISABLE COMMENCING 9:00 A.M., SAN FRANCISCO TIME,
           ON MAY ___, 1999 AND ENDING 5:00 P.M., SAN FRANCISCO TIME,
                                ON MAY___,  2003

                         FLOUR CITY INTERNATIONAL, INC.
                         COMMON STOCK PURCHASE WARRANT

         This certifies that Van Kasper & Company, or registered assigns, is the holder (the "Holder") of this Warrant to purchase, subject to adjustment, the number of fully paid and nonassessable shares set forth above (the "Warrant Shares") of Common Stock, par value $0.0001 per share (the "Common Stock"), of Flour City International, Inc., a Nevada corporation (the "Company"), at the per share exercise price, subject to adjustment (the "Exercise Price"), set forth in the Warrant Agreement, dated May___, 1998 (the "Warrant Agreement"), between the Company and Van Kasper & Company, at any time prior to the Expiration Date (defined below), by surrendering this Warrant, with the form of subscription set forth hereon duly executed, to the Company at the Company's offices at 915 Riverview Drive, Suite One, Johnson City, Tennessee 37601, or at such other office or agency as the Company may designate and by paying in full, in the manner provided in Section 4 of the Warrant Agreement, the Exercise Price for the Warrant Shares then purchased. Payment of the Exercise Price may be made in cash or by cashier's check payable to the order of the Company, or by surrender of a portion of this Warrant as provided in Section 4(c) of the Warrant Agreement.

         This Warrant may be exercised at any time and from time to time, in whole or in part, at the option of the Holder, commencing 9:00 a.m., San Francisco time, on May ___, 1999 until 5:00 p.m., San Francisco time, May ___, 2003 (the "Expiration Date"). Upon the purchase of fewer than all of the Warrant Shares, there shall be issued to the Holder a new Warrant exercisable for the number of Warrant Shares for which this Warrant has not been exercised or surrendered as payment. Prior to the Expiration Date, the Holder shall be entitled to exchange this Warrant, without charge, for another Warrant or Warrants exercisable for the same aggregate number of Warrant Shares.

         Prior to the Expiration Date, subject to any applicable laws restricting transferability and to any restriction on transferability that may appear on this Warrant or in the Warrant Agreement, the Holder shall be entitled to transfer this Warrant upon delivery thereof, duly endorsed by the Holder or by his, her or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Warrant or Warrants exercisable for the same aggregate number of Warrant Shares will be issued by the Company, without charge, in accordance with instructions in the form of assignment.

         This Warrant is issued under and in accordance with the Warrant Agreement and, except as otherwise provided in this Warrant, is subject to the terms and provisions contained therein. Upon certain events provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of this Warrant are subject to adjustment. No fractional shares will be issued upon the exercise of a Warrant. Instead, the Company shall pay the value of such fractional share to the Holder in cash, as provided in the Warrant Agreement.

         THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND NOT THE LAW PERTAINING TO CHOICE OR CONFLICT OF LAWS, OF THE STATE OF CALIFORNIA.

         In witness whereof, the Company has caused this Warrant to be duly executed.

                                        FLOUR CITY INTERNATIONAL, INC.


                                        By ____________________________________
                                                   Michael J. Russo
                                          President and Chief Executive Officer


                                        Attest:

                                        _______________________________________
                                        Name
                                        Title

                              ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to exercise this Warrant to purchase _______ shares of Common Stock, acknowledges that it will not dispose of such shares except in compliance with Section 3(b) of the Warrant Agreement and the Securities Act of 1933, as amended, and requests that Certificates for such shares be issued and delivered as follows:

Issue to:       _______________________________________________________________
                (Name)

                _______________________________________________________________
                (Address, including Zip Code)

                _______________________________________________________________
                (Social Security or Tax Identification Number)

Deliver to:     _______________________________________________________________
                (Name)

                _______________________________________________________________
                (Address, including Zip Code)

         In full payment of the aggregate purchase price with respect to the number of shares being purchased upon exercise of this Warrant, the undersigned hereby (check applicable payment method): (i) [ ] tenders payment of $________ by cashier's check payable to the order of Flour City International, Inc. or (ii) [ ] hereby surrenders to the Company, Warrants to purchase ________ shares of Common Stock. If the Warrant is exercised hereby (and, if applicable, surrendered to purchase shares of Common Stock) so as to purchase fewer than all the shares of Common Stock that may be purchased pursuant to this Warrant, the undersigned requests that a new Warrant representing the number of full shares for which the Warrant has not been exercised or surrendered be issued and delivered as set forth below.

Name of Warrant holder or Assignee:

                   __________________________________________
                                 (Please Print)

Address:

__________________________________________

__________________________________________
Signature                 Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                   ASSIGNMENT

         For value received, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant, with respect to the number of shares of Common Stock set forth below:


      Name                          Number of Shares           Taxpayer
  of Assignee       Address         of Common Stock      Identification Number
  -----------       -------         ---------------      ---------------------





and does hereby irrevocably authorize the Company to make such transfer on the Warrant Register maintained at the principal office of the Company and, if applicable, to issue to the undersigned a Warrant for the portion of such Warrant not so sold, assigned or transferred.

Dated:   __________________       ___________________________________
                                              Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant).